SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 2, 2007
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 2, 2007, Discovery Laboratories, Inc. (the “Company”) issued a press release announcing financial results for the second quarter ended June 30, 2007, and providing selected updates on the Company’s Surfaxin® (lucinactant) replacement therapies pipeline development. The press release is attached as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filings.

Item 8.01. Other Events.

On August 2, 2007, the Company held a conference call to discuss the financial results for the second quarter ended June 30, 2007. On the call, the Company provided an estimate of aggregate cash outflows from operating and investing activities for the third fiscal quarter of 2007 of approximately $9.0 million.

On August 2, 2007, the Company issued a press release (attached hereto as Exhibit 99.2) providing updates on the Company’s progress in addressing previously-announced manufacturing and process validation stability issues and the April 2006 Approvable Letter from the Food and Drug Administration (FDA). Results from the three new Surfaxin process validation batches, which were manufactured consistent with guidance obtained from the FDA at a December 2006 meeting, indicate that the batches demonstrated acceptable stability through three months under the  Company’s comprehensive testing protocol. The process validation batches must demonstrate stability through six-months before the Company can file its formal response to the Approvable Letter.

The Company believes that it has made significant progress in addressing the outstanding issues identified in the Approvable Letter, which focused on the Chemistry, Manufacturing and Controls (CMC) section of the New Drug Application (NDA) for Surfaxin for the prevention of Respiratory Distress Syndrome (RDS) in premature infants. The Company is currently focused on completing the experiments, and compiling and analyzing the data for submission to the FDA, and believes that it remains on track to file its formal response in the October 2007 timeframe, followed by an anticipated six-month review cycle by the FDA for potential approval of the Surfaxin NDA.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated August 2, 2007

99.2	Press release dated August 2, 2007

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company’s filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:  /s/ Robert J. Capetola
Name: Robert J. Capetola, Ph.D.
Title: President and Chief Executive Officer

Date: August 6, 2007